UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2012 (September 28, 2012)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney, Suite 2100 Houston, Texas		77010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 1, 2012, Memorial Production Partners LP (the “Partnership”) issued a press release announcing that the Partnership closed its previously announced acquisition of certain oil and natural gas properties located in East Texas from Goodrich Petroleum Company, L.L.C. and Goodrich Petroleum Corporation (the “Acquisition”). The Partnership acquired the properties for an adjusted purchase price of $93.2 million, subject to customary post-closing adjustments. The Acquisition was funded through borrowings under the Partnership’s revolving credit facility. A copy of the press release is furnished as Exhibit 99.1.

The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement, dated September 18, 2012, by and among Memorial Production Operating LLC, a wholly owned subsidiary of the Partnership, and Goodrich Petroleum Company, L.L.C. and Goodrich Petroleum Corporation, a copy of which was filed with the Partnership’s Current Report on Form 8-K on September 19, 2012.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated October 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

Date: October 1, 2012	By:	Memorial Production Partners GP LLC,
its general partner

	By:	/s/ Kyle N. Roane
Kyle N. Roane
General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated October 1, 2012